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                                                                   EXHIBIT 10.15


                               FIRST AMENDMENT TO
                    OPTION AGREEMENT AND ESCROW INSTRUCTIONS

      This FIRST AMENDMENT TO OPTION AGREEMENT AND ESCROW INSTRUCTIONS ("AMENDMENT") is made and effective as of May 25, 2001 ("EFFECTIVE DATE"), by DIVERSIFIED EASTGATE VENTURE, an Illinois general partnership ("SELLER"), and ILLUMINA, INC., a Delaware corporation ("BUYER"), with reference to the facts set forth below.

                                    RECITALS:

      A. Pursuant to that certain Option Agreement and Escrow Instructions dated July 6, 2000 ("OPTION AGREEMENT"), Seller granted to Buyer an option ("OPTION") to purchase certain real property located in the County of San Diego, California, as more particularly described therein ("PROPERTY"). On or about November 30, 2000, Buyer exercised its Option to purchase the Property.

      B. Seller and Buyer have also entered into that certain Eastgate Pointe Lease dated July 6, 2000 ("Lease") whereby Seller, as "Landlord", leased to Buyer, as "Tenant", the Property. Under Section 4 of the Eastgate Lease, Seller is obligated to construct certain "Project Work" according to the "Project Plans" (as such terms are defined in the Lease). Section 4 of the Lease also discusses the parties' obligations with respect to the construction of the Tenant Improvements according to the Tenant Improvement Plans (as defined in the Lease).

      C. Buyer has requested certain additions and modifications to the Project Plans and the Project Work under the Option Agreement, which modifications include those relating to the construction of a covered courtyard ("Covered Courtyard"), as set forth in the plans and specifications prepared by Pacific Cornerstone Architects dated May 10, 2001 ("Covered Courtyard Plans"). As of the Effective Date, the estimated cost for the Covered Courtyard, including both hard and soft costs, is approximately Two Million Two Hundred Three Thousand Three Hundred Ninety Eight Dollars ($2,203,398). The parties acknowledge and agree that payment for all costs and expenses incurred in connection with the Covered Courtyard ("Covered Courtyard Costs") shall be Buyer's sole obligation and shall be paid as provided herein.

      D. Buyer has also requested certain additions and modifications to the Tenant Improvements Plans and the Tenant Improvements under the Lease, which modifications include those relating to the construction of certain additional improvements in Building A and Building B and the construction of two mechanical enclosures (collectively, the "Additional Tenant Improvements"), as set forth in the plans and specifications prepared by Pacific Cornerstone Architects dated April 9, 2001 and the plans for the Mechanical Enclosure dated May 7, 2001 (collectively, the "Revised Tenant Improvement Plans"). As of the Effective Date, the estimated cost for the Additional Tenant Improvements, including both hard and soft costs, is approximately One Million Six Hundred Seventy Eight Thousand Six Hundred Thirty Seven Dollars ($1,678,637), which amount is in excess of the Tenant Improvement Allowance (as defined in the Lease). The parties acknowledge and agree that payment for all costs and


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expenses incurred in connection with the Additional Tenant Improvements
("Additional Tenant Improvement Costs") shall be Buyer's sole obligation and shall be paid as provided herein.

      E. The parties desire to enter into this Amendment to provide for the method of payment of the Covered Courtyard Costs and the Additional Tenant Improvement Costs (collectively, the "Additional Improvement Costs"), on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

      1. Covered Courtyard Costs.

         (a) Seller hereby approves the construction of the Covered Courtyard according to the Covered Courtyard Plans. The parties acknowledge and agree that the Covered Courtyard shall be constructed pursuant to a separate construction agreement executed by and between Buyer and Bearing Construction, Inc. ("Contractor"). The parties further agree that all Covered Courtyard Costs shall be Buyer's sole obligation. Buyer shall pay the Covered Courtyard Costs to Seller on an invoice-by-invoice basis, as such costs are invoiced to Seller by Contractor, and such amounts shall then be paid to Contractor by Seller. Such costs shall be paid to Seller by Buyer within ten (10) days after receiving an invoice therefore from Seller. Any additional modifications or costs related to the Project Work and/or the Covered Courtyard must be approved in writing in advance by Seller.

         (b) The parties further acknowledge and agree that the addition of the Covered Courtyard shall not increase the Rentable Area of the Premises for purposes of calculating the Tenant Improvement Allowance pursuant to Section 4(d) of the Lease.

      2. Additional Tenant Improvement Costs. Seller hereby approves the changes to the Revised Tenant Improvement Plans. The parties acknowledge and agree that the Additional Tenant Improvements shall be constructed pursuant to a separate construction agreement executed by and between Buyer and Contractor. The parties further agree that all Additional Tenant Improvement Costs shall be Buyer's sole obligation. Buyer's payment of the Additional Tenant Improvement Costs shall be made by one of the following methods, which shall be determined in Seller's sole and absolute discretion:

         (a) An amount equal to the Additional Tenant Improvement Costs shall be deposited with Seller's construction lender, Washington Capital Joint Master Trust Mortgage Income Fund, or its designee or assignee ("Lender") on or before the date for deposit required by Lender. Such amounts shall be disbursed to Seller and subsequently to Contractor as provided in the Construction Loan Agreement dated September 26, 2000 ("Loan Agreement");

         (b) In lieu of depositing the amount of the Additional Tenant Improvement Costs with the Lender, and beginning with the construction draw next payable to Seller from Lender after the Effective Date, Buyer shall pay the amount of the Additional Tenant Improvement Costs directly to Seller in place of the construction draws otherwise to be paid by Lender to Seller under the Loan Agreement. Such amounts shall be paid to Seller on an invoice-by-invoice basis, within ten (10) days after receiving an invoice therefore from Seller, up to the


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total amount of the Additional Tenant Improvement Costs. Seller shall then pay
Contractor directly for such costs.

      Any additional modifications or costs related to the Tenant Improvements must be approved in writing in advance by Seller. Any payments actually received by Seller under this Section 2 shall not be added to the Development Costs or the Purchase Price described in Section 2.1 of the Option Agreement.

      3. Purchase Price and Net Proceeds Realized by Seller. The parties acknowledge and agree that in no event shall the net proceeds realized by Seller under the Option Agreement be reduced by the cost of any additional work or improvements made to the Property at the request of Buyer, including, without limitation, the Covered Courtyard Costs and the Additional Tenant Improvement Costs. At Seller's election, and if Seller reasonably deems it to be necessary in order to give effect to the foregoing intent of the parties, an amount equal to the cost of any additional work or improvements made to the Property at the request of Buyer, including any portion of the Additional Tenant Improvement Costs or the Covered Courtyard Costs not actually paid by Buyer under Section 2 above, may be added to the Development Costs specified in Section 2.1 of the Option Agreement, and the Purchase Price for the Property shall be increased accordingly.

      4. Amendment. Except as expressly amended or modified by the provisions and conditions of this Amendment, the Option Agreement shall remain in full force and effect.

      5. Defined Terms. Capitalized Terms which are not otherwise defined herein shall have the meanings attributed to them in Option Agreement.


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      6. Counterparts. This Amendment may be executed in counterparts.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

        SELLER:                   DIVERSIFIED EASTGATE VENTURE,
                                  an Illinois general partnership

                                  By:    Diversified Eastgate Pointe, LLC,
                                         a California limited liability company,
                                         Its General Partner


                                         By: /s/ WILLIAM P. TSCHANTZ
                                            -------------------------
                                         Its:  Manager


                                  By:    GFBP Partners, LLC,
                                         a California limited liability company,
                                         Its General Partner


                                         By: /s/ WILLIAM P. TSCHANTZ
                                            -------------------------
                                         Its:  Manager


        BUYER:                    ILLUMINA, INC.,
                                  a Delaware corporation


                                  By: /s/ TIMOTHY M. KISH
                                     ---------------------------
                                  Name:   Timothy M. Kish
                                  Title:  Vice President and CFO


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                                CONSENT OF LENDER


      The undersigned, as "Lender" under that certain Construction Loan Agreement dated September 26, 2000, hereby consents to the terms and conditions of the foregoing First Amendment to Option Agreement and Escrow Instructions.

Date: May 28, 2001          WASHINGTON CAPITAL JOINT MASTER
                                   TRUST MORTGAGE INCOME FUND

                                   By:    Washington Capital Management, Inc., A
                                          Washington corporation, its Investment
                                          Manager


                                          By:    /s/ DONALD R. MAESCHER
                                             ----------------------------------
                                          Name:  Donald R. Maescher
                                          Title: President, California Division


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